UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ASTRONOVA, INC.

(Name of Registrant as Specified In Its Charter)

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AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 4, 2019

To the Shareholders of AstroNova, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Shareholders of AstroNova, Inc. (the “Company”) will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on Tuesday, June 4, 2019, beginning at 10:00 a.m., for the following purposes:

(1)	To consider and vote upon the election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

(2)	To conduct a non-binding, advisory vote to approve the Company’s executive compensation;

(3)	To consider and vote upon a non-binding, advisory “say on frequency” proposal on the frequency of future shareholder advisory votes on executive compensation;

(4)	To consider and vote upon an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 300,000 shares;

(5)	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020; and

(6)	To transact such other business as may properly come before the meeting.

The close of business on April 12, 2019 has been fixed as the record date for determining shareholders entitled to attend or vote at the annual meeting or any adjournment thereof.

You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or Internet or telephone vote and vote your shares in person.

By Order of the Board of Directors

Peter M. Rosenblum
Secretary

April 25, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2019.

The Company’s Proxy Statement, form of proxy card, and Annual Report are available for viewing, printing and downloading at:

http://www.proxydocs.com/ALOT

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AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2019

The Meeting

The 2019 annual meeting of shareholders of AstroNova, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Tuesday, June 4, 2019 at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. At the meeting, shareholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	the election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

•

the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures);

•	whether shareholders would prefer that the Company conduct future advisory votes on the compensation of its named executive officers every one, two or three years;

•	the approval of an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 300,000 shares;

•	the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020; and

•	such other business as may properly come before the meeting.

Solicitation of Proxies

This proxy statement and the accompanying proxy card are expected to be first sent to shareholders on or about April 25, 2019.

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its 2019 annual meeting of shareholders. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by directors, officers, and employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies.

The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support. The Company expects to pay The Proxy Advisory Group, LLC fees and disbursements which are not expected to exceed $15,000 in the aggregate.

Who May Vote

The Board has established April 12, 2019 as the record date for the annual meeting. Only shareholders of record at the close of business as of that date will be entitled to attend or vote at the annual meeting. On the record date, there were 6,991,923 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities.

A list of shareholders entitled to vote will be available at the annual meeting. In addition, you may contact David S. Smith, at the Company’s offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island, to make arrangements to review a copy of the shareholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from May 24, 2019 to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date for the meeting. You may vote your shares at the meeting in person or by proxy via mail, the Internet, or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•

To vote by proxy by mail, if you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares

•	FOR the re-election of each of Jean Bua, Mitchell I. Quain, Yvonne Schlaeppi, Harold Schofield, Richard Warzala and Gregory A. Woods as a director of the Company;

•	FOR the approval, on an advisory, non-binding basis, of the Company’s executive compensation as described in this proxy statement;

•	FOR the option of every year as the preferred frequency for advisory votes on the compensation of the Company’s named executive officers;

•	FOR the approval of the amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 300,000 shares;

•	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020.

•

To vote by proxy using the Internet, you must access the website for Internet voting at www.proxypush.com/ALOT. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. (Eastern time) on June 3, 2019. If you vote via the Internet, you do not have to return your proxy card via mail.

•

To vote by proxy using the telephone, use any touch-tone telephone and call 866-509-1041 to transmit your voting instructions up until 11:59 p.m. (Eastern time) on June 3, 2019. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If any other business properly comes before the meeting, then the designated persons will have the discretion, to the extent authorized by applicable rules and regulations, to vote all shares they own or represent by proxy in any manner they deem appropriate.

If you vote by proxy, whether by mail, the Internet or telephone, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

•	sending written notice to the Company’s Secretary at the address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again via the Internet or telephone on a later date or properly executing and delivering a later-dated proxy card; or

•	attending the meeting, notifying the Company’s Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1, regarding the election of Directors, Proposal 2, regarding the approval, on an advisory, non-binding basis, of the Company’s executive compensation, Proposal 3, regarding the frequency with which advisory, non-binding votes to approve the Company’s executive compensation are held, and Proposal 4, regarding an amendment to the Company’s 2018 Equity Incentive Plan, are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 5, regarding the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020, is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2, Proposal 3 and Proposal 4, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Votes Required to Transact Business at the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If You Receive More Than One Proxy Card or Voting Instruction Form

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card or voting instruction form for each account. Please sign, date and return all proxy cards you receive from the Company. If you choose to vote by proxy via the telephone or the Internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and the Company’s fiscal year 2019 Annual Report. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the fiscal year 2019 Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our fiscal year 2019 Annual Report by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 617-542-5300. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling (800) 542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (877) 373-6374 or writing to Computershare Investor Services at P.O. Box. 43078, Providence, RI 02940-3078.

Directions to the Annual Meeting

The annual meeting will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. For those planning to attend the annual meeting, directions to Foley Hoag’s offices can be found at www.proxydocs.com/ALOT.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, six directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below. The biographies below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S SIX NOMINEES FOR DIRECTOR.

Jean A. Bua, 60, has been a director since November 2018. Ms. Bua has served as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of NetScout Systems, Inc., a provider of real-time operational intelligence and performance analytics for service assurance and cyber security solutions, since September 2015. Prior to assuming her current role at NetScout Systems, Inc., Ms. Bua served as that company’s Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer from November 2011 until September 2015 and Vice President, Finance from September 2010 until November 2011. Prior to her tenure at NetScout Systems, Inc., Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation from 2005 to 2010 and served in various roles at Iron Mountain, Inc. from 1996 to 2005, most recently as Senior Vice President, Chief Accounting Officer and Worldwide Controller. Previously, she held senior positions at Duracraft Corp. and Keithley Instruments. Ms. Bua has also served as a management consultant at Ernst & Young and an auditor at KPMG. Since May 2017, she has served on the board of directors of CoreSite Realty Corporation, a provider of data center and interconnection solutions across the United States. We believe that Ms. Bua’s expertise and experience in public company accounting and financial management qualify her to serve on our board.

Mitchell I. Quain, 67, has been a director since August 2011. Mr. Quain has served as a Senior Advisor at Carlyle Group, a private equity firm since December 2011. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain also serves as a director of Digirad Corporation, a provider of mobile healthcare solutions and diagnostic imaging equipment and services, and Jason Industries, Inc., a manufacturing company operating in the seating, finishing, acoustics and components businesses. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge Inc., HEICO Corporation, MagneTek, Inc., Mechanical Dynamics, Inc., RBC Bearings, Inc., Register.com, Inc., Tecumseh Products Company, Titan International, Inc., and Xerium Technologies, Inc. We believe that Mr. Quain’s extensive experience in the private equity sector and public company experience qualify him to serve on our Board.

Yvonne E. Schlaeppi, 59, has been a director since April 2018. Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she cofounded. Since 2016, Ms. Schlaeppi has served on the board of directors of Stallergenes Greer plc, a pharmaceutical company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2015 Ms. Schlaeppi has been a member of the external advisory committee to the Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Ms. Schlaeppi was recognized as a Board Leadership Fellow by the National Association of Corporate Directors in 2017 and 2018. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at Global Enterprise Technologies, Passport & ID, a high-security document printing solutions provider and systems integrator, from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 to 2007. From 1999 to 2006 Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998 Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. We believe that Ms. Schlaeppi’s extensive experience in international business and corporate governance, as well as relevant industry experience, qualify her to serve on our Board.

Harold Schofield, 77, has been a director since May 2012. Since Mr. 2004, Mr. Schofield has been the owner and manager of Schofield Imaging Associates, LLC, in Narragansett, Rhode Island, and, since January 2017, has served as interim chief executive officer of NuLabel Technologies, Inc., a developer and provider of adhesive solutions for labeling and decorating applications. Prior to founding Schofield Imaging Associates, LLC, Mr. Schofield was Founder, President and CEO of Atlantek Incorporated (“Atlantek”), a manufacturer of thermal printers and retired as Vice President and General Manager of Zebra Atlantek, Inc. following the acquisition of Atlantek by Zebra Technologies Corp. in November 2003. Prior to founding Atlantek, Mr. Schofield was Design Engineering Manager at Gulton Industries where he was responsible for design and development of thermal printers, plotters, and chart recorders. Mr. Schofield is an internationally recognized authority in the electronic printing field. We believe that Mr. Schofield’s long history and expertise in the printing and imaging field qualify him to serve on our Board.

Richard S. Warzala, 65, has been a director since December 2017. He is the President, Chief Executive and Chairman of the board of directors of Allied Motion Technologies, Inc. (“Allied Motion”), and has more than 40 years of leadership experience and a strong technical background in the industrial, aerospace and commercial industries. He joined Allied Motion as President and Chief Operating Officer in 2002. Mr. Warzala was elected a director of Allied Motion in 2006, appointed President and Chief Executive Officer in 2009, and elected as the Chairman of Allied Motion’s board of directors in 2014. Allied Motion designs, manufactures and sells precision and specialty motion control components and systems in markets including Vehicle, Medical, Aerospace & Defense, and Industrial/Electronics. Before joining Allied Motion, Mr. Warzala was President of Danaher Corporation’s Motion Components Group and served in various senior positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. We believe that Mr. Warzala’s technology background and international industry experience, together with his corporate governance expertise, business insights and deep understanding of lean manufacturing principles, qualify him to serve on our Board.

Gregory A. Woods, 60, has served as Chief Executive Officer of the Company since February 1, 2014 and as a director since January 2014. Mr. Woods joined the Company in September 2012 as Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer on August 29, 2013. Prior to joining the Company, Mr. Woods served from January 2010 to August 2012 as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms. From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts. Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Woods is qualified to serve on our Board.

The Board has determined that all of the directors of the Company, including each of the nominees standing for election at the 2019 annual shareholders meeting, other than Gregory A. Woods, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

The directors will be elected by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy at the annual meeting. This means that the six nominees receiving the highest number of FOR votes will be elected as directors. Votes may be cast FOR or WITHHELD FROM each nominee. Broker non-votes and votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

The Board recommends a vote FOR the election of each the nominees listed above.

CORPORATE GOVERNANCE

The Board of Directors – Meetings and Committees

The Board currently consists of six members, all of whose terms will expire at the annual meeting and each of whom has been nominated for re-election. During the fiscal year ended January 31, 2019, the Board held eleven meetings. During fiscal year 2019, each director other than Ms. Bua attended at least 75% of the meetings of the Board and meetings of committees on which such director served. Following Ms. Bua’s election to the Board in November 2018, during fiscal year 2019 the Board and the committees on which Ms. Bua then served held a combined two additional meetings, both of which were scheduled prior to Ms. Bua’s appointment. At the time of her appointment, Ms. Bua had a prior commitment that conflicted with one of these previously scheduled board meetings, which prevented her from attending that meeting. During fiscal year 2020, the Board and committees on which Ms. Bua serves have met six times, and Ms. Bua has attended all of those meetings.

The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board then serving attended the 2018 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is comprised of Ms. Bua, Mr. Quain, Ms. Schlaeppi and Mr. Schofield. The Nominating and Governance Committee is comprised of Ms. Bua, Mr. Quain, Ms. Schlaeppi, Mr. Schofield and Mr. Warzala. The Compensation Committee is comprised of Messrs. Quain, Schofield and Warzala. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation, and Nominating and Governance Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astronovainc.com under “Investors – Corporate Governance – Governance Documents.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include: overseeing the integrity of the Company’s financial reports; appointing, setting the compensation of and overseeing the Company’s independent accountants; and assessing the qualifications, independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit, and other relevant matters. The Audit Committee held seven meetings during the fiscal year ended January 31, 2019. The Board has determined that all members of the Audit Committee during fiscal year 2019 and all four current members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that that each of Ms. Bua and Mr. Quain qualifies as an “audit committee financial expert” as defined by the SEC rules and possesses “financial sophistication” as described in the NASDAQ listing standards. During fiscal year 2019, until his retirement from the Board on April 3, 2018, Graeme MacLetchie served on the Audit Committee.

Compensation Committee. The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; and reviewing and approving recommendations on compensation of other executives. The Compensation Committee held nine meetings during the fiscal year ended January 31, 2019. During fiscal year 2019, until his retirement from the Board on April 3, 2018, Graeme MacLetchie served on the Compensation Committee.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying individuals qualified to be members of the Board and recommending such individuals to be nominated by the Board for election to the Board by the shareholders. The Nominating and Governance Committee is also responsible for reviewing director candidates nominated by shareholders. During fiscal year 2019, the Board expanded the Nominating and Governance Committee’s role to include advising the Board regarding appropriate governance practices, including reviewing and monitoring executive officer succession planning, and overseeing periodic evaluations of the Board, its committees, and the directors. The Nominating and Governance Committee held seven meetings in the fiscal year ended January 31, 2019. During fiscal year 2019, until his retirement from the Board on April 3, 2018, Graeme MacLetchie served on the Nominating and Governance Committee.

Director Share Ownership Requirements. The Company has a stock ownership policy that requires each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not currently meet this requirement will have five years from the later of April 1, 2015 or his or her initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares withheld for payment of taxes) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. Currently, all of our directors meet the ownership requirement, with the exception of Ms. Bua, who was appointed to the Board in November 2018, Ms. Schlaeppi, who was appointed to the Board in April 2018, and Mr. Warzala, who was appointed to the Board in December 2017.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, Messrs. MacLetchie, Quain, Schofield, and Warzala served on the Company’s Compensation Committee. No member of the Company’s Compensation Committee who currently serves or who served during fiscal year 2019 has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of the Company or a member of the Company’s Compensation Committee.

Nomination of Directors

The Nominating and Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. While the Nominating and Governance Committee does not have a specific policy with respect to diversity, it considers diversity with respect to viewpoints, accomplishments, skills and experiences, among other factors such as gender, race, national origin and age, in its evaluation of candidates for Board membership. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in determining whether the candidate would bring a valuable perspective to the Board.

The Nominating and Governance Committee must also ensure that members of the Board as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation, and Nominating and Governance Committees. The Nominating and Governance Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating and Governance Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, Section 10 of Article III of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company not more than 150 days nor less than 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2020, the notice must be received no earlier than December 21, 2019 and no later than March 20, 2020. A copy of the Company’s By-Laws may be obtained by writing to AstroNova, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or who would otherwise like to contact the Board, may communicate directly with the directors by writing directly to those individuals c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board, other than Mr. Woods, are independent and all our key committees – Audit, Compensation, and Nominating and Governance – are, and during fiscal year 2019 were, comprised solely of independent directors. The non-management directors meet in executive session at least quarterly in order to promote discussion among the independent directors and assure independent oversight of management.

A key component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. All of our directors are free to suggest the inclusion of items on the agenda for meetings of the Board or to raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Moreover, our Audit Committee, Compensation Committee and the Nominating and Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Since the passing of Dr. Viets, our former Chairman of the Board, on September 30, 2017, the Board has not elected a new Chairman of the Board or lead independent director. The Board believes that in light of the relatively small size of the Board and the active involvement by all of our independent directors in both the oversight of the Company and the conduct of the Board’s meetings and deliberations, including the establishment of the Board’s agenda for its meetings, the Board’s current leadership structure is appropriate for the Company at this time.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure processes, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls to prevent material weaknesses in the financial reporting function. The Audit Committee meets regularly with our Chief Financial Officer in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Nominating and Governance Committee assists the Board in fulfilling the Board’s oversight responsibilities with respect to confirming the independence of board members, developing desired characteristics of the Board and identifying individuals qualified to be members of the Board, reviewing and monitoring executive officer succession plans, and assessing the effectiveness of the Board and its committees.

While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Compensation of Directors

The Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. The Company adopted a Non-Employee Director Annual Compensation Program on January 30, 2012 effective as of February 1, 2012, which was amended and restated as of February 1, 2014 and August 1, 2016 and further amended on March 30, 2017 and June 4, 2018 (as so amended, the “Prior Program”). Pursuant to the Prior Program, each non-employee director received an automatic grant of restricted stock awards (“RSAs”) on the first business day of each fiscal quarter. The number of whole shares granted each quarter was equal to 25% of the number calculated by dividing the director compensation amount by the fair market value of the Company’s stock on such day. The director annual compensation amount was $55,000 for fiscal year 2017, $65,000 for fiscal year 2018 and $75,000 for fiscal year 2019. In addition, the Chairman of the Board would receive RSAs with an aggregate value of $6,000, and the Chairs of the Audit and Compensation Committees each receive RSAs with an aggregate value of $4,000, also issued in quarterly installments and calculated in the same manner as the directors’ RSA grants. RSAs granted prior to March 30, 2017 pursuant to the amended

Program became fully vested on the first anniversary of the date of grant. RSAs granted after that date become vested on the date that is three months following the date of grant.

In addition, each non-employee director would receive non-qualified options to purchase 5,000 shares of the Company’s common stock upon initial election to the Board (if not at the annual meeting) and upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company. These options would have a term of ten years and become exercisable immediately prior to the occurrence of the next annual meeting following the date the option is granted. In connection with Ms. Bua’s election to the Board and in lieu of a grant of non-qualified options, she was granted a restricted stock award of 1,000 shares of our common stock, which will vest on the first anniversary of the date of grant.

On January 31, 2019, the Compensation Committee adopted an Amended and Restated Non-Employee Director Annual Compensation Program (the “New Program”), which became effective as of February 1, 2019 and supersedes the Prior Program. Pursuant to the New Program, beginning with fiscal year 2020, each non-employee director will automatically receive a grant of restricted stock on the date of his or her re-election to the Board. The number of whole shares to be granted will be equal to the number calculated by dividing the stock component of the director compensation amount determined by the Compensation Committee for that year by the fair market value of our stock on that day. The value of the restricted stock award for fiscal year 2020 is $60,000. To account for the partial year beginning on February 1, 2019 and continuing through the 2019 annual meeting and thereby provide for the alignment of the timing of annual grants of restricted stock under the New Program with the election of directors at the annual meeting, on February 1, 2019, each non-employee director was granted shares of restricted stock with a fair market value of $18,000. Other than the shares granted on February 1, 2019, which will vest on June 1, 2019, shares of restricted stock granted under the New Program will become vested on the first anniversary of the date of grant, conditioned upon the recipient’s continued service on the Board through that date. In the event of the death or disability of a non-employee director, or a Change in Control (as that term is defined in our 2018 Equity Incentive Plan) of the Company, the shares of restricted stock will immediately vest and no longer be subject to restrictions on transfer. Other than as part of a Change in Control of the Company and except in the case of economic hardship of a particular non-employee director, as determined by the Compensation Committee, while a non-employee director is serving on our Board he or she may not sell or otherwise dispose of any of our stock received in connection with his or her service on our Board (whether that stock was granted under the New Program, any predecessor program or otherwise) if that non-employee director has not satisfied the requirements of any stock ownership guidelines established for directors by the Board or if the transfer would cause him or her to be out of compliance with any such guidelines.

Pursuant to the New Program, each non-employee director will also receive cash payments for their service on the Board and its committees. The amounts of those payments for fiscal year 2020 will be:

Position Covered	Fiscal Year 2020 Annual Payment
Service on the Board	$45,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$8,000
Nominating and Governance Committee Chairman	$6,000
Committee Member (other than Chairman)	$3,000

Cash payments will be made to non-employee directors in four equal tranches on the dates of the Board’s regular quarterly meetings.

If a person becomes a non-employee director, Chairman of the Board, lead independent director, chairman of a committee or a member of a committee on a date other than the date of our annual meeting of shareholders in any fiscal year, that person will receive an award of restricted stock as described above, but appropriately prorated to reflect the number of days remaining from the date he or she commences his or her service in that capacity until the date for the scheduled date for our next annual meeting of shareholders. In addition, if a person becomes a non-employee director, Chairman of the Board, lead independent director, chairman of a committee or a member of a committee other than on the first business day of a fiscal quarter of the Company, he or she will receive cash fees on (i) the date of the regular full meeting of the Board held in that quarter or (ii) if later, the date he or she commences his or her service in that capacity, as described above, but appropriately prorated to reflect the number of days remaining in that fiscal quarter.

The following Director Compensation table provides information regarding the compensation paid or accrued by each person other than Mr. Woods who served as a director during fiscal year 2019. See “Executive Compensation” for information regarding compensation of and outstanding equity awards held by Mr. Woods.

Name	Stock Awards($)(a)(b)	Option Awards ($)(c)(d)	Total ($)
Jean Bua	32,560	—	32,560
Mitchell I. Quain	79,520	40,282	119,802
Yvonne Schlaeppi	61,658	74,285	135,943
Harold Schofield	74,966	40,282	115,248
Richard S. Warzala	77,528	40,282	117,810
April L. Ondis(e)	74,966	40,282	115,248
Graeme MacLetchie(f)	19,738	—	19,738
Everett V. Pizzuti(f)	18,747	—	18,747

(a)

The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for shares of restricted stock granted to directors. For additional information, see footnote 14 in the Company’s audited financial statements for the fiscal year ended January 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019.

(b)	As of January 31, 2019, Ms. Bua held 1,000 shares of unvested restricted stock. No other non-employee director held shares of unvested restricted stock as of that date.
(c)

The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to directors. Assumptions used in the calculation of these amounts are included in footnote 14 in the Company’s audited financial statements for the fiscal year ended January 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019.

(d)

As of January 31, 2019, the Company’s non-employee directors other than Ms. Bua held the following number of outstanding stock options: Mitchell I. Quain – 30,000, of which 25,000 were vested; Yvonne Schlaeppi – 10,000, of which 5,000 were vested; Harold Schofield – 35,000, of which 30,000 were vested; and Richard Warzala – 10,000, of which 5,000 were vested. Ms. Bua did not hold any stock options as of January 30, 2019.

(e)	Ms. Ondis resigned from the Board effective as of November 19, 2018.
(f)	Each of Messrs. MacLetchie and Pizzuti retired from the Board effective as of April 3, 2018.

Our Management

The following sets forth information with respect to our executive officers, other than Mr. Woods, as of April 12, 2019. Biographical information regarding Gregory A. Woods, our President and Chief Executive Officer is included above in Proposal No. 1 – Election of Directors.

Name	Age	Position
Gregory A. Woods	60	President, Chief Executive Officer and Director
David S. Smith	62	Vice President, Chief Financial Officer and Treasurer
Michael M. Morawetz	60	Vice President – EMEA
Stephen M. Petrarca	56	Vice President – Operations
Michael J. Natalizia	53	Vice President and Chief Technology Officer

Mr. Smith was appointed Vice President, Chief Financial Officer and Treasurer in January 2018. Mr. Smith has served as CFO for multinational companies, including Dover Corporation from 2000 to 2002 and Crane Co. from 1994 to 2000. From 2005 to 2008 he was Senior Vice President and CFO of the semiconductor company, Standard Microsystems Corporation. From 2008 until his appointment as our Vice President, Chief Financial Officer and Treasurer, Mr. Smith was Managing Partner for S.C. Advisors LLC, a management consultancy based in Darien, CT.

Mr. Morawetz was appointed Vice President—EMEA in June 2017. He was previously Vice President—International Branches from 2006 to June 2017 and General Manager of Branch Operations for the Company’s German subsidiary, having joined the Company in 1989.

Mr. Petrarca was appointed Vice President—Operations in 1998. He has previously held positions as General Manager of Manufacturing, Manager of Grass Operations and Manager of Grass Sales. He has been with the Company since 1980.

Mr. Natalizia was appointed Vice President and Chief Technology Officer of AstroNova, Inc. on March 9, 2012. Prior to this appointment, Mr. Natalizia held the position of Director of Product Development of the Company since 2005.

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of April 12, 2019 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class
Dimensional Fund Advisors LP	566,023	(b)	8.1%
6300 Bee Cave Road, Building One
Austin, TX 78746
Rutabaga Capital Management, LLC	551,836	(c)	7.9%
64 Broad Street, 3rd Floor
Boston, MA 02109
Kennedy Capital Management, Inc.	478,888	(d)	6.8%
10829 Olive Blvd.
St. Louis, MO 63141
Ariel Investments, LLC	429,959	(e)	6.1%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601
Punch & Associates Investment Management, Inc.	385,960	(f)	5.5%
7701 France Ave. So., Suite 300
Edina, MN 55435

(a)

All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.

(b)

According to a Schedule 13G/A filed with the SEC on February 8, 2019, as of December 31, 2018, Dimensional Fund Advisors, LP, an investment adviser registered under the Advisers Act, and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 551,728 shares and sole dispositive power with respect to 566,023 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser.

(c)

According to a Schedule 13G/A filed with the SEC on February 15, 2017, Rutabaga Capital Management, LLC, an investment adviser registered under the Advisers Act, had sole voting power with respect to 382,869 shares, shared voting power with respect to 168,967 shares, and sole dispositive power with respect to 551,836 shares as of December 31, 2016.

(d)

According to a Schedule 13G filed with the SEC on February 12, 2019, Kennedy Capital Management, Inc., an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 478,888 shares as of December 31, 2018.

(e)

According to a Schedule 13G/A filed with the SEC on February 14, 2019, Ariel Investments, LLC, an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), had sole voting power with respect to 417,359 shares and sole dispositive power with respect to 429,959 shares as of December 31, 2018.

(f)

According to a Schedule 13G/A filed with the SEC on February 11, 2019, Punch & Associates Investment Management, Inc., an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 385,960 shares as of December 31, 2018.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 12, 2019 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise noted, all shares of common stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership
Name of Beneficial Owner	Shares and Restricted Shares(a)		Options Exercisable within 60 days of 4/12/19		Total Beneficial Ownership (a)	Percent of Class
Non-employee directors
Jean Bua	2,657	(b)	—		2,657	*	%
Mitchell I. Quain	51,560	(c)	30,000		81,560	1.2
Yvonne Schlaeppi	4,310	(c)	10,000		14,310	*
Harold Schofield	19,030	(c)	35,000		54,030	*
Richard Warzala	6,184	(c)	10,000		16,184	*
Executive officers
Gregory A. Woods	102,828	(d)	202,666	(e)	305,494	4.2
David S. Smith	5,340	(f)	17,166	(g)	22,506	*
Michael Natalizia	24,936	(h)	10,833	(i)	35,769	*
All directors and executive officers of the Company as a group (10)	244,018	(j)	330,146	(k)	574,164	7.8%

*	Indicates less than 1.0%.
(a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.

(b)	Includes 1,868 shares of restricted stock.
(c)	Includes 868 shares of restricted stock.
(d)	Includes 1,007 shares of restricted stock and 16,564 restricted stock units vesting within 60 days of April 12, 2019.
(e)	Excludes 67,834 shares underlying options not exercisable within 60 days of April 12, 2019.
(f)	Includes 3,489 restricted stock units vesting within 60 days of April 12, 2019.
(g)	Excludes 46,834 shares underlying options not exercisable within 60 days of April 12, 2019.
(h)	Includes 4,626 restricted stock units vesting within 60 days of April 12, 2019.
(i)	Excludes 11,667 shares underlying options not exercisable within 60 days of April 12, 2019.
(j)	Includes 29,228 restricted stock units vesting within 60 days of April 12, 2019.
(k)	Excludes 133,335 shares underlying options not exercisable within 60 days of April 12, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the directors and executive officers of the Company and any persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. Based solely on a review of the copies of such reports received by the Company and certain written representations that no other reports were required, the Company believes that for the fiscal year ended January 31, 2019, all of its officers, directors and

10% beneficial owners complied with the requirements of Section 16(a), except that the following forms were filed late:

•	One Form 4 by each of Ms. Ondis, Ms. Schlaeppi and Mr. Schofield relating to the grant of a restricted stock award;

•	Two Form 4s by each of Mr. Quain and Mr. Warzala relating to the grant of a restricted stock award;

•	One Form 4 by Mr. Smith relating to the issuance of shares of common stock upon the vesting of a restricted stock unit; and

•	One Form 4 by Mr. Morawetz relating to the sale of shares of common stock.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Committee (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and ensuring that executives and key management personnel are effectively compensated in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives.    The Committee’s overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain, and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for the Company’s executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. The Committee seeks to have the long-term performance of the Company’s common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation.    The total compensation program for the Company’s executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and executive’s annual performance;

•	equity-based incentive compensation, in the form of stock options, time-based restricted stock units and performance-based restricted stock units; and

•	retirement and other benefits.

The Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for achieving both long-term strategic goals as well as short-term performance goals. The Committee’s policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Say on Pay Consideration.    In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2018 annual meeting. The Company’s shareholders voted to approve the Company’s executive compensation practices at the 2018 annual meeting by a favorable vote of approximately 98.4% of the votes cast.

Setting Executive Compensation.    The Committee is responsible for establishing and periodically reviewing the compensation of the Company’s executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual awards. Mr. Woods does not participate during deliberations regarding his compensation.

In fiscal year 2019, the Committee engaged a compensation consultant, Radford, an Aon Hewitt company, to assist the Committee in assessing the amount and structure of the compensation paid to the Company’s executive officers. As part of its engagement, Radford assisted the Committee in assessing the competitiveness of the Company’s executive compensation practices compared to a peer group of companies, which was identified with the assistance of Radford, and other survey data. The peer group selected by the Committee for purposes of evaluating the Company’s executive compensation practices consisted of the following 19 publicly traded hardware manufacturing companies with similar revenues, employee headcounts and market capitalizations to the Company:

•	Allied Motion Technologies Inc.

•	Amtech Systems, Inc.

•	AXT, Inc.

•	Brightcove Inc.

•	CCUR Holdings, Inc.

•	Clearfield, Inc.

•	Communications Systems, Inc.

•	CVD Equipment Corporation

•	CyberOptics Corporation

•	Digi International Inc.

•	EMCORE Corporation

•	Frequency Electronics, Inc.

•	Intevac, Inc.

•	KVH Industries, Inc.

•	Nanometrics Incorporated

•	Perceptron, Inc.

•	Revolution Lighting Technologies, Inc.

•	Rudolph Technologies, Inc.

•	Transact Technologies Incorporated

While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of the Company’s business and objectives that are unique to it and the specific experiences and attributes of the Company’s executive officers, the Committee has generally considered approximately the median level of total compensation, as well as the components of total compensation, in the survey and peer group data as the basis for comparison.

Fiscal Year 2019 Compensation Overview.    The total compensation paid to Mr. Woods and the Company’s two other most highly compensated executive officers, Mr. Smith and Mr. Natalizia (collectively with Mr. Woods, the “Named Executive Officers”), in fiscal year 2019 increased significantly over the total compensation paid in fiscal year 2018. As is described in more detail below, the reasons for this increase were primarily attributable to the following:

•	in fiscal year 2019, the Company’s financial performance resulted in payments to the Named Executive Officers under the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) equal to approximately 115% percent of their target awards, while no compensation was paid to the Named Executive Officers under the STIP in fiscal year 2018;

•

new performance and time-based restricted stock units were issued to the Named Executive Officers in fiscal year 2019, while no such awards were issued in fiscal year 2018, primarily due to the fact that fiscal year 2018 was a performance year under previously issued long-term equity incentive awards; and

•	Mr. Smith was employed with the Company for all of fiscal year 2019 versus less than one month in fiscal year 2018.

The impact of regular salary increases for fiscal year 2019 also contributed to the overall increase in total compensation for our Named Executive Officers in fiscal year 2019.

Salary.    Base salaries for executive officers are evaluated each year. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. Effective as of April 2, 2018, the Committee set the fiscal year 2019 annual salaries the Named Executive Officers as follows:

Name	Salary
Gregory A. Woods	$415,000
David Smith	$273,000
Michael J. Natalizia	$205,000

Cash Incentive and Bonus Awards.    Annual cash incentive awards are an important component of total executive cash compensation because they reward the Company’s executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time the Committee awards discretionary cash bonuses to the Company’s executives to reward their efforts in extraordinary circumstances.

Senior Executive Short-Term Incentive Plan

During late 2014, the Committee engaged Radford to conduct an assessment of the Company’s executive compensation program, including a review of executive base salaries, short-term incentive opportunities, and long-term incentives and pay mix as compared to the competitive market. Following receipt of Radford’s report in March 2015, the Committee approved the STIP for the fiscal year beginning February 1, 2015. The STIP has been amended from time to time by the determinations of the Committee in connection with the establishment of annual awards and performance goals. Participants in the STIP (which may include any executive officer, vice president or director-level manager) are determined annually by the Committee. Awards under the STIP are earned based on achieving or exceeding annual financial objectives, which the Committee has full discretion to establish for each plan year. In April 2018, the Committee established objectives for fiscal year 2019 (the “2019 Performance Goals”) of consolidated revenue of $139,000,000 (the “Consolidated Revenue Performance Goal”) and operating income of $7,949,000 (the “Consolidated Operating Income Performance Goal”).

Annually, the Committee establishes a Target Award for each STIP participant, which may vary as to each participant and from year to year. For fiscal year 2019, the Committee established the following Target Awards for our Named Executive Officers:

Name	Target Award ($)	Target Award as Percentage of Base Salary
Gregory A. Woods	311,250	75%
David Smith	109,200	40%
Michael J. Natalizia	61,500	30%

The Committee allocated the Target Awards to the 2019 Performance Goals as follows:

•	50% of the Target Awards were tied to achievement of the Consolidated Revenue Performance Goal; and

•	50% of the Target Awards were tied to the achievement of the Consolidated Operating Income Performance Goal.

Performance with respect to each specific 2019 Performance Goal is calculated independently to determine the amount of the award for each 2019 Performance Goal (each, an “Award Component”). The total STIP award earned by a participant for fiscal year 2019 is equal to the sum of the separate Award Components determined for each 2019 Performance Goal. Each Award Component is independently adjusted by an “Adjustment Factor” as follows:

•	For the Consolidated Revenue Performance Goal:

•

If the Company’s fiscal year 2019 revenue exceeds the Consolidated Revenue Performance Goal, the Adjustment Factor for that Award Component is 1 plus 20% for each $1.9 million by which actual performance exceeds the Consolidated Revenue Performance Goal, up to a maximum bonus of up to 250% of the target bonus allocated to that Award Component.

•

If the Company’s fiscal year 2019 revenue is less than the revenue performance goal, the Adjustment Factor for that Award Component is 1 minus 10% for each $1.9 million by which actual performance is less than the Consolidated Revenue Performance Goal, such that no bonus would be paid under the STIP with respect to the Consolidated Revenue Award Component if our fiscal year 2019 revenue was $120.0 million or less.

•	For the Consolidated Operating Income Performance Goal:

•

If the Company’s fiscal year 2019 operating income exceeds the Consolidated Operating Income Performance Goal, the Adjustment Factor for that Award Component is 1 plus 10% for each $184,900 by which actual performance exceeds the performance goal, up to a maximum bonus of 250% of the target bonus amount allocated to that Award Component.

•

If the Company’s fiscal year 2019 operating income is less than the Consolidated Operating Income Performance Goal, the Adjustment Factor for that Award Component will be 1 minus 10% for each $184,900 by which actual performance is less than the operating income performance goal, such that no bonus would be paid under the STIP with respect to the Consolidated Operating Income Award Component if our fiscal year 2019 operating income is $6.1 million or less.

Any Adjustment Factor relating to the Consolidated Revenue Performance Goal or the Consolidated Operating Income Performance Goal is subject to linear interpolation to reflect achievements between the $1.9 million and $184,900, respectively, amounts mentioned for adjustments.

A participant’s STIP award is subject to the following limitations:

•	Aggregate awards under the STIP in any year may not exceed 15% of the Company’s Consolidated Operating Income for that year determined without deduction for the STIP awards.

•	Adequate reserves for awards must be accrued when determining whether a Performance Goal based upon operating income has been achieved.

Based on the Company’s results for fiscal year 2019, the Award Components were as follows:

Performance Goal	Target ($)	Actual Performance ($)	Adjustment Factor
Consolidated Net Sales	139,000,000	136,657,419	0.8767
Consolidated Operating Income	7,949,000	8,720,868	1.4175

As a result, our Named Executive Officers received the STIP awards for fiscal year 2019 listed in the table below.

Name	STIP Award for Fiscal Year 2019 ($)
Gregory A. Woods	357,028
David Smith	125,261
Michael J. Natalizia	70,545

Previously, the amount of a participant’s award under the STIP, if any, would be credited to a book account maintained by the Company (the “Award Bank”). The resultant balance in the participant’s account after crediting the amount of award (the “Bank Balance”) would then be used to determine the participant’s Payout Amount for the plan year. In March 2019, in connection with its determination of the performance goals and STIP awards for fiscal year 2020, the Committee determined that the payment of those awards would not be subject to the Award Bank, and that the Company would instead pay directly to each of Messrs. Woods, Smith and Natalizia the amounts of the fiscal year 2019 STIP awards that would previously have been subject to the Award Bank.

Equity-based Incentive Compensation.    Total compensation at the executive level also includes equity incentive awards granted under the Company’s 2018 Equity Incentive Plan. The objectives of the equity incentive awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company’s performance in key financial metrics, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common stock.

In fiscal year 2019, the Committee granted to the Named Executive Officers the following number of time-based and performance-based restricted stock units.

Name	Time-based Restricted Stock Units	Performance-based Restricted Stock Units
Gregory A. Woods	14,875	12,800
David Smith	5,775	5,000
Michael J. Natalizia	5,950	5,000

The time-based restricted stock units vest in three equal annual installments commencing on the first anniversary of the date of grant, based on the executive’s continued employment with us. The performance-based restricted stock units may be earned based upon the achievement by the Company of performance goals based on a fiscal year 2019 revenue threshold and target (the “Revenue Goal”) and operating income threshold and target (the “Operating Income Goal”) as follows:

Performance Goal	Threshold ($)	Target ($)
Revenue Goal	120,000,000	139,000,000
Operating Income Goal	6,100,000	7,949,000

One half of the performance-based restricted stock units issued to the Named Executive Officers were subject to the Revenue Goal (“Revenue RSUs”) and the other half were subject to the Operating Income Goal (“Operating Income RSUs”). The number of Revenue RSUs and Operating Income RSUs that were earned was calculated as follows:

•	The number of Revenue RSUs earned by a Named Executive Officer was equal to the total number of Revenue RSUs held by that Named Executive Officer multiplied by the quotient of

•	the Company’s fiscal year 2019 revenue minus the Revenue Goal Threshold, divided by

•	the Revenue Goal Target minus the Revenue Goal Threshold; and

•	The number of Operating Income RSUs earned by a Named Executive Officer was equal to the total number of Operating Income RSUs held by that Named Executive Officer multiplied by the quotient of

•	the Company’s fiscal year 2019 operating income minus the Operating Income Goal Threshold, divided by

•	the Operating Income Goal Target minus the Operating Income Goal Threshold,

in each case rounded down to the nearest whole number. In no event could more than 100% of the Revenue RSUs or 100% of the Operating Income RSUs have become earned. If the Company’s fiscal year 2019 revenue had been less than the Revenue Goal Threshold, then none of the Revenue RSUs would have been earned, and if the Company’s fiscal year 2019 operating income had been less than the Operating Income Goal Threshold, then none of the Operating Income RSUs would have been earned.

Based on the Company’s fiscal year 2019 revenue and operating income, in March 2019, the Committee determined that approximately 87.67% of the Revenue RSUs and 100% of the Operating Income RSUs issued to the Named Executive Officers were earned, as follows:

Name	Earned Performance- based Restricted Stock Units
Gregory A. Woods	12,011
David Smith	4,692
Michael J. Natalizia	4,692

Earned performance-based restricted stock units will vest in three equal tranches on June 4, 2019, 2020 and 2021, conditioned upon the executives’ continued employment with us.

The Committee historically included stock options as a component of executive compensation. In June 2018, the Committee granted the below stock options to the Named Executive Officers. Each of the stock options was issued pursuant to our 2018 Equity Incentive Plan, has an exercise price per share equal to the closing price of our common stock on the date of grant, as reported on the Nasdaq Global Market, vests in three equal annual installments beginning on the first anniversary of the date of grant and has a term of ten years.

Name	Stock Options
Gregory A. Woods	45,500
David Smith	14,000
Michael J. Natalizia	17,500

In fiscal year 2020, the Committee determined that it would cease using stock options as a component of executive compensation. The Committee currently intends to exclusively utilize time-based and performance-based restricted stock units and restricted stock awards as the equity component of executive equity compensation.

Share Ownership and Retention Guidelines.    The Committee believes that, as a rule, senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is three times base salary for the CEO, two times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive is expected to achieve the ownership level within five years from the later of April 1, 2015 or initial appointment as an executive officer. Executives are expected to retain at least 50% of all shares acquired on vesting of restricted stock and 50% of all shares acquired on exercise of any stock option or vesting (net of any shares tendered or withheld for payment of taxes) until they achieve the specified ownership level and thereafter maintain such ownership level.

Retirement and Other Benefits.    In order to attract and retain key executives, the Company offers retirement benefits through a Profit-Sharing Plan for employees, including its executive officers.

Profit Sharing Plan. The Company maintains a Profit Sharing Plan that is a qualified plan under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to substantially all the

Company’s employees. Each eligible employee shares in contributions on the basis of relative (limited to $18,500 in 2018) compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions. The Company makes matching contributions equal to 50% of the first seven percent of compensation contributed. The deferrals are made within the limits prescribed by Section 401(k). The Profit Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Perquisites. In addition to the benefits described above, the Company provides automobile allowances to certain of its executive officers and a housing allowance to one of its Named Executive Officers. The amount of any automobile or housing allowance granted to our Named Executive Officers is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Change in Control Agreement with Mr. Woods. In November 2014, the Company entered into a Change in Control Agreement (the “CIC Agreement”) with Mr. Woods. The CIC Agreement provides for the payment of severance benefits upon a change in control of the Company if Mr. Woods’ employment is terminated by the Company without cause or by Mr. Woods for good reason within the period (the “CIC Period”) beginning on the earlier of (i) 180 days prior to the occurrence of the change in control and (ii) the announcement of a transaction expected to result in a change in control, and ending on the second anniversary of the occurrence of a change in control. Severance payments to Mr. Woods include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “base compensation”), (ii) immediate vesting of all unvested stock options and restricted stock awards, (iii) continued health coverage for 18 months or until he receives benefits from another employer, if earlier, and (iv) reimbursement for outplacement services in an amount not to exceed 17% of his base compensation. If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods would be in a better after-tax position by reducing the such payments or benefits, the amounts payable under the CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

Employment Agreements and Severance Benefits. Except for the CIC Agreement with Mr. Woods, we generally do not provide any severance benefits to our Named Executive Officers other than those provided to all employees. Severance benefits vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Richard Warzala (Chairman)

Mitchell I. Quain

Harold Schofield

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Gregory A. Woods	2019	409,911	505,069	366,563	357,028	79,631	(d)	1,718,202
President and CEO	2018	387,344	—	252,742	—	63,138		703,224

David S. Smith	2019	265,469	196,644	112,789	125,261	62,456	(e)	762,619
Vice President, CFO and Treasurer	2018	10,092	207,000	277,501	—	1,108		495,701

Michael J. Natalizia	2019	198,019	199,838	104,986	70,545	27,646	(f)	637,033
Vice President and Chief Technology Officer	2018	178,049	—	—	—	9,784		187,833

(a)

The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for restricted stock units granted to the Named Executive Officers. Under FASB ASC Topic 718, the grant date fair value of each restricted stock unit is equal to the closing price of our common stock on the grant date.

(b)

The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to the Named Executive Officers. Assumptions used in the calculation of these amounts are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended January 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019.

(c)	Reflects cash awards under the Company’s Senior Executive Short-Term Incentive Plan, which is discussed in further detail under the heading “Compensation Discussion and Analysis” above.
(d)

Represents pay-out of unused vacation of $32,721, vehicle allowance of $24,173, premiums on Company-paid disability and life insurance policies for which Mr. Woods or his estate is the beneficiary of $10,532 and $3,160, respectively, and employer match under the Company’s Profit Sharing Plan of $9,045.

(e)	Represents housing allowance of $27,693, vehicle allowance of $18,000, pay-out of unused vacation of $11,550, and employer match under the Company’s Profit Sharing Plan of $5,213.
(f)	Represents pay-out of unused vacation of $20,923 and employer match under the Company’s Profit Sharing Plan of $6,723.

Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2019 to each Named Executive Officer.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
		Threshold ($)(a)(b)	Target ($)(a)	Maximum ($)(a)	Threshold (#)	Target (#)		Maximum (#)
Gregory A. Woods	4/2/2018	—	311,250	778,125
	6/4/2018									14,875	(d)				271,469
	6/4/2018				—	12,800	(e)	12,800	(e)						233,600
	6/4/2018											45,500	(f)	18.25	366,563

David S. Smith	4/2/2018	—	109,200	273,000
	6/4/2018									5,775	(d)				105,394
	6/4/2018				—	5,000	(e)	5,000	(e)						91,250
	6/4/2018											14,000	(f)	18.25	112,789
Michael J. Natalizia	4/2/2018	—	61,500	153,750
	6/4/2018									5950	(d)				108,588
	6/4/2018				—	5,000	(e)	5,000	(e)						91,250
	6/4/2018											17,500	(f)	18.25	140,986

(a)

Represents awards under the Company’s Senior Executive Short-Term Incentive Plan. See “Compensation Discussion & Analysis – Senior Executive Short-Term Incentive Plan” for additional information regarding the Senior Executive Short-Term Incentive Plan.

(b)

The Company’s Senior Executive Short-Term Incentive Plan does not provide for any threshold payment amount for amounts that may be earned with respect to the Consolidated Revenue Goal or Consolidated Operating Income Goal.

(c)

The grant date fair value of each restricted stock unit is equal to the closing price of our common stock on the grant date and, in the case of performance-based restricted stock units, assumes achievement of 100% of target performance. The assumptions used in the calculation of the grant date fair value of option awards are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended January 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019.

(d)

Consists of a restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan, which will vest in three equal annual installments commencing on the first anniversary of the grant date.

(e)

Consists of a performance-based restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan, which, if earned, will vest in three equal annual installments commencing on the first anniversary of the grant date. See “Compensation Discussion & Analysis – Equity-based Incentive Compensation” for more information about the performance-based restricted stock units.

(f)	Consists of an option award issued pursuant to the Company’s 2018 Equity Incentive Plan, which will vest in three equal annual installments commencing on the first anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2019.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory A. Woods	25,000	—	7.91	9/4/2022	(b)
	50,000	—	13.80	5/22/2024	(b)
	37,500	12,500	13.95	3/16/2025	(b)
	25,000	25,000	15.01	3/14/2026	(b)
	12,500	37,500	12.85	3/13/2027	(b)
	—	45,000	18.25	6/4/2028	(c)
						39,660	(d)	792,407
									12,800	239,980
David S. Smith	12,500	37,500	13.80	1/22/2028	(b)
	—	14,000	18.25	6/4/2028	(c)
						17,025	(e)	340,160
									5,000	93,746

Michael J. Natalizia	5,000	—	14.20	3/17/2024	(b)
	—	17,500	18.25	6/4/2028	(c)
						8,633	(f)	172,487
									5,000	93,746

(a)

Consists of performance-based restricted stock units held by the Named Executive Officers, which may be earned based upon the achievement by the Company of performance goals relating to the Company’s fiscal year 2019 revenue and operating income. Restricted stock units that are earned vest in three equal installments on June 4, 2019, 2020 and 2021. On March 11, 2019, the Committee determined that a portion of the restricted stock units were earned by the Named Executive Officers based upon the Company’s fiscal year 2019 revenue and operating income. The total number of these performance-based restricted stock units held by each Named Executive Officer as of January 31, 2019 and the number earned based on the Company’s fiscal year 2019 financial performance are as follows:

Name	Performance-based Restricted Stock Units held as of January 31, 2019	Shares Earned based on Fiscal 2019 Revenue and Operating Income
Mr. Woods	12,800	12,011
Mr. Smith	5,000	4,692
Mr. Natalizia	5,000	4,692

(b)	Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(c)	Options vest in three equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(d)

Consists of (i) 1,007 shares of restricted stock and 151 restricted stock units that vested on March 14, 2019; (ii) 134 shares of restricted stock that vested on March 16, 2019; (iii) 4,960 shares of restricted stock that vested on March 20, 2019; (iv) 7,603 restricted stock units that will vest on May 20, 2019; (v) 14,875 restricted stock units that will vest in three equal tranches on June 4, 2019, 2020, and 2021; (vi) 1,007 shares of restricted stock that will vest on March 14, 2020; and (vii) 9,923 restricted stock units that will vest in two equal tranches on March 20, 2020 and 2021.

(e)

Consists of (i) 5,775 restricted stock units that will vest in three equal tranches on June 4, 2019, 2020, and 2021; and (ii) 11,250 restricted stock units that will vest in three equal tranches on January 22, 2020, 2021, and 2022.

(f)

Consists of (i) 16 restricted stock units that vested on March 14, 2019; (ii) 529 restricted stock units that vested on March 20, 2019; (iii) 1,079 restricted stock units that will vest on May 20, 2019; (iv) 5,950 restricted stock units that will vest in three equal tranches on June 4, 2019, 2020, and 2021; and (v) 1,059 restricted stock units that will vest in two equal tranches on March 20, 2020 and 2021.

Risk Related to Compensation Policies

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Discussion and Analysis, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award to certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Compensation Committee, equity and cash-based awards. Because the Company’s incentive programs provide for a blend of short-term and long-term goals, and include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its shareholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2019 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required by Auditing Standard No. 16 (Communication with Audit Committees) issued by the Public Company Accounting Board. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2019 set forth below under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2019.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2019, to be filed with the SEC.

Audit Committee:

Mitchell I. Quain (Chairman)

Jean Bua

Yvonne Schlaeppi

Harold Schofield

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

No officer, director or nominee for director of the Company or any associate of any of the foregoing had during the period beginning on February 1, 2018 through the date of this proxy statement any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of January 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	901,664	(1)	$14.30	(2)	290,593	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	901,664	(1)	$14.30	(2)	290,593	(3)

(1)

Includes 417,695 shares issuable upon exercise of outstanding options granted under the Company’s 2007 Equity Incentive Plan; 202,450 shares issuable upon exercise of outstanding options granted and 50,585 restricted stock units outstanding under the Company’s 2015 Equity Incentive Plan; and 151,000 shares issuable upon exercise of outstanding options granted and 79,934 restricted stock units outstanding under the Company’s 2018 Equity Incentive Plan. Refer to footnote 14 to the Company’s audited financial statements for the fiscal year ended January 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019 for further discussion.

(2)	Does not include restricted stock units.
(3)

Represents 256,740 shares available for grant under the Company’s 2018 Equity Incentive Plan and 33,853 shares available for issuance under the Company’s Employee Stock Purchase Plan. This balance does not include (i) 3,148 shares issued pursuant to outstanding unvested restricted stock awards that are subject to forfeiture or (ii) shares subject to outstanding awards under the Company’s 2015 Equity Incentive Plan, that may become available under the Company’s 2018 Equity Incentive Plan if those awards are forfeited, cancelled, reacquired by the Company or terminated in the future under circumstances that, had they been issued under the Company’s 2018 Equity Incentive Plan, would have been available for future grants.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(1) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in the Company’s Proxy Statement.”

The Board believes that the Company’s compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to assure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote. This vote will not be binding on or overrule any decisions by the Board or any committee thereof, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Company’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

As required by the Section 14A(a)(2) of the Exchange Act, we are providing shareholders the opportunity to advise on how frequently we should include in our Proxy Statement a vote on our executive compensation similar to Proposal No. 2 of this Proxy Statement. We are required to hold this advisory vote on the frequency of the advisory vote on executive compensation at least once every six years. The Board will consider carefully the results of shareholder voting upon the frequency of inclusion of our proposal regarding approval of our executive compensation, but the final vote is advisory in nature and not binding upon the Board. By voting on this proposal, shareholders may indicate whether they prefer an advisory vote on named executive compensation once every one, two, or three years. We ask that you support a frequency period of every year for future non-binding shareholder votes on executive compensation.

The Board believes that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

The voting frequency option that receives the greatest number of votes cast by the shares of our common stock entitled to vote and present in person or represented by proxy at the annual meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders.

The Board recommends a vote for “EVERY YEAR” on the frequency of our submission of a vote of shareholders for approval of the Company’s executive compensation.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

The Board has adopted and is seeking shareholder approval of an amendment to the Company’s 2018 Equity Incentive Plan, or the 2018 Plan, to increase the number of shares of common stock that are available to be issued under the 2018 Plan by 300,000 shares. As of April 12, 2019, 188,631 shares remained available for future grants or awards under the 2018 Plan. The Company may also issue under the 2018 Plan an additional number of shares equal to the number of shares subject to outstanding awards under the Company’s 2015 Equity Incentive Plan, or the 2015 Plan, that are forfeited, cancelled, reacquired by us or terminated in the future and that, had they been issued under the 2018 Plan, would have been available for future grants under the 2018 Plan.

The Board recommends this action in order to enable us to continue to attract, retain, and motivate our executives, other key employees, directors and individuals providing services to the Company. The Board believes that stock options, restricted stock units and other forms of equity compensation promote growth and provide a meaningful incentive to employees of successful companies.

The Board has reviewed a range of projections for future equity awards, which indicates that the current number of shares of common stock issuable under the 2018 Plan, may be insufficient for maintaining equity awards as a core component of our long-term incentive program beyond fiscal year 2021. For fiscal year 2019, 2018, and 2017, the Company’s burn rate, which measures the usage of shares under the Company’s equity incentive plans, was 4.6%, 2.7% and 1.7%, respectively, resulting in an average burn rate over that period of 2.4%. We calculate burn rate by dividing the number of shares subject to awards granted during each fiscal year, net of forfeitures and cancellations, by the weighted average number of shares outstanding during that fiscal year. We believe that our three-year average annual burn rate is well within the range considered reasonable by most institutional shareholders.

As a result of the Company’s shift in fiscal year 2020 from using stock options as a component of equity compensation to exclusively utilizing time-based and performance-based restricted stock units and restricted stock awards for that purpose, the Board expects the number of shares of stock underlying awards issued pursuant to the 2018 Equity Plan on an annual basis to decrease in fiscal years 2020 and 2021.

The Board recommends that our shareholders approve the amendment to the 2018 Plan so that we can continue to provide equity awards pursuant to our long-term incentive program and thereby continue to attract and retain talented personnel. Approval of 2018 Plan requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

Description of the 2018 Equity Incentive Plan, as proposed to be amended

The following is a brief summary of the material features of the 2018 Plan, as proposed to be amended. This summary does not purport to be complete and is qualified in its entirety by reference to the 2018 Plan, as proposed to be amended, a copy of which is attached to this proxy statement as Appendix A.

Purpose.    The 2018 Plan is intended to promote the best interests of the Company and its shareholders and is designed to attract, retain and motivate executives, other key employees, directors and certain other individuals providing services to the Company by providing them with the opportunity to enhance their own financial interest through acquisition of stock in the Company and participation in the long-term growth and financial success of the Company, thereby strengthening the financial relationship between these individuals and shareholders.

Authorized Shares.    If shareholders approve the proposed amendment to the 2018 Plan, 488,631 shares would be available for future grants or awards under the 2018 Plan, based on the number of awards outstanding on April 12, 2019. Shares of stock will not be deemed issued pursuant to the 2018 Plan to the extent an award is settled in cash in lieu of stock. Shares subject to awards issued under the 2018 Plan or awards outstanding under the 2015 Plan that are forfeited, canceled, satisfied without the issuance of stock, otherwise terminated, or, for shares of stock issued pursuant to any unvested award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) will be “added back” and become available for future awards. Shares tendered or withheld in satisfaction of the exercise price of an option or withheld in satisfaction of tax withholding obligations will not be “added back” or otherwise increase the number of shares available for grant under the 2018 Plan. Shares issued under the 2018 Plan may be of original issuance, treasury shares or other shares, or a combination of the foregoing.

Shares of common stock issued as substitution awards in connection with the Company’s merger with or acquisition of another company will not decrease the number of shares available for grant under the 2018 Plan, but shares of common stock subject to substitution awards will not be available for further awards under the 2018 Plan if the substitution awards are forfeited, expire or are settled in cash. The Company may use shares under a pre-existing, shareholder approved plan of a company acquired by the Company for awards under the 2018 Plan, which shares will not decrease the number of shares available for grant under the 2018 Plan, but such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company or any subsidiary prior to such acquisition.

Administration.    The 2018 Plan is administered by the Committee. The Committee may delegate to the CEO the right to grant awards to employees who are not directors or executive officers of the Company. The Committee is authorized to interpret the 2018 Plan and related agreements and documents and to take various other actions with respect thereto.

Eligibility.    Awards under the 2018 Plan may be granted to executive officers and other employees of the Company and its subsidiaries and the Company’s non-employee directors. In addition, the Committee may select certain consultants and advisers to the Company or its subsidiaries to receive awards under the 2018 Plan. Incentive stock options may be granted only to individuals who, as of the time of grant, are employees of the Company or its subsidiaries. The 2018 Plan’s eligibility criteria are intended to encompass a group which is currently estimated at approximately 380 individuals, which includes 5 non-employee directors and 5 executive officers. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants.

Available Awards.    The 2018 Plan allows for a range of equity-based compensation, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards. Each type of award is described below under “Types of Awards Authorized Under the 2018 Plan.” Each award granted under the 2018 Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2018 Plan, as the Committee may approve.

Limit on Director Awards.     The 2018 Plan provides that the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year, excluding awards to a director as all or a portion of Board or committee retainers or meeting fees or pursuant to any election by a Director to receive an Award in lieu of all or a portion of any cash retainers or meeting fees, shall not exceed $100,000.

Minimum Vesting Requirements.    Awards granted to employees under the 2018 Plan (other than substitute awards in connection with an acquisition) may not vest or otherwise become exercisable earlier than one year following the date of grant, subject to accelerated vesting in the Committee’s discretion in the event of the death or Disability (as defined in the 2018 Plan) of the participant, special circumstances determined by the Committee, or a Change in Control (as defined in the 2018 Plan). The foregoing vesting restrictions do not apply to grants of up to 5% of the number of shares of the Company’s common stock available for awards on the effective date of the 2018 Plan or to awards granted to non-employee directors or consultants.

Repricing Prohibited.    The Committee may not authorize the amendment of an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Company’s shareholders. However, appropriate adjustments may be made in connection with corporate transactions and capital restructurings and as necessary to comply with applicable law.

Clawback.    The 2018 Plan provides that award agreements issued under it may provide for the cancellation or clawback of certain awards or a portion of the realized gain if, prior to a change in control of the Company, there is an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the awards that would have been paid or vested had the financial results been properly reported or if the Company is otherwise required by applicable law or Company policy to recoup any such amounts.

Types of Awards Authorized Under the 2018 Plan.    The following types of awards may be granted under the 2018 Plan:

Stock Options. Stock options may be granted that entitle the optionee to purchase shares of Company common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards) at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as the Committee may determine. The maximum term for stock options is 10 years. However, incentive stock options (“ISOs”) granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock must have an exercise price that is not less than 110% of the fair market value of Company common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. Stock options may be granted as ISOs, nonstatutory stock options, or combinations of the foregoing. If the fair market value of the shares underlying the awards (measured on the date incentive stock options are granted) that first becomes exercisable in a calendar year is greater than the maximum allowed under the Code, the portion of such options which exceeds such amount will be treated as nonstatutory stock options.

The 2018 Plan provides that the option exercise price may be paid (i) in cash, by check, or in cash equivalent, (ii) by tender of Company’s common stock owned by the participant having a fair market value not less than the exercise price, (iii) with the consent of the Committee, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, or (iv) pursuant to a “net exercise” arrangement as permitted by the Committee whereby the participant directs the Company to deduct from the shares of stock issuable upon exercise of an option a number of shares having an aggregate fair market value equal to the sum of the total exercise price of such option and/or the amount of the participant’s minimum tax withholding. Payment of an option exercise price may also be made by such other lawful consideration as approved by the Committee or by any combination of the foregoing.

In the event that on the last business day of the term of a nonstatutory option (i) the exercise of the option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of that nonstatutory option will be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement in each case to the extent any such extension does not constitute the extension of a stock right under Section 409A of the Code.

Stock options are nontransferable by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, the Committee may provide in the option award agreement or may agree in writing that the participant may transfer a nonstatutory stock option, without consideration, to members of the participant’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing to be bound by all of the terms and conditions of the 2018 Plan and the applicable option award agreement.

Stock Appreciation Rights. A SAR gives a participant the right to receive the appreciation in the fair market value of the Company’s common stock between the date of grant of the award and the date of its exercise. SARs may become exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as the Committee may determine. The Company may pay the appreciation either in cash or in the Company’s common stock. The maximum term of any SAR granted under the 2018 Plan is ten years.

Restricted Stock Awards. A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specified number of restricted shares of its common stock at a purchase price, if any, established by the Committee. Shares subject to a Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction such service requirements, conditions, restrictions or performance criteria as the Committee may determine. The participant is entitled immediately to voting and other ownership rights in such shares, subject to the rules with respect to dividends set forth below.

Restricted Stock Units. An RSU represents a right to receive common stock of the Company at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of common stock are issued in settlement of such awards. However, subject to the restrictions discussed below under the heading “Dividends,” the Committee may grant RSUs that entitle their holders to receive dividend equivalents, which are rights to receive additional RSUs for a number of shares whose value is equal to any cash dividends paid by the Company.

Other Stock-Based Awards. The Committee may, in its discretion, grant to eligible employees other stock-based awards, as deemed by the Committee to be consistent with the purposes of the 2018 Plan. Any such awards will be subject to the minimum vesting requirements described above.

Dividends.    No recipient of an award of options or stock appreciation rights will have the right to receive dividends or dividend equivalents with respect to such an award. Dividends or dividend equivalents credited, paid to or payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and may not be paid to the recipient until the underlying award vests.

Change in Control.    For purposes of the 2018 Plan, “Change in Control” means:

•

The acquisition of more than 50% of the beneficial ownership of the combined voting stock of the Company by any person or group other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or director of the Company on the effective date of the 2018 Plan;

•

Consummation by the Company of a reorganization, merger or consolidation in which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, unless the transaction is structured as “merger of equals” and the Board determines that a change in control has not occurred;

•	The sale of all or substantially all of the Company’s assets to a party which is not controlled by or under common control with the Company; or

•

During any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, except that individuals whose election or nomination was approved by a vote of at least a majority of the Incumbent Directors then on the Board (other than in connection with an actual or threatened election contest) are treated as Incumbent Directors.

Impact of Change in Control on Awards.    The 2018 Plan generally provides the Committee with flexibility to determine the effects of a change in control on outstanding awards. Under the 2018 Plan, in the event of a Change in Control, the acquiring company may, without the consent of any participant, either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the acquiring company’s stock. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion.

In the event the acquiring company elects not to assume or substitute for outstanding awards of the Company in connection with a Change in Control, then the exercisability and vesting conditions applicable to such awards and any shares acquired upon exercise of such awards held by a participant whose employment or other service has not terminated prior to the Change in Control shall be accelerated effective as of the date ten days prior to the Change in Control.

Assumption or Substitution of Certain Awards.    Unless otherwise provided in an award agreement or other agreement between the Company and a participant, in the event of a Change in Control in which the acquiring corporation assumes or substitutes for an award (or in which the Company is the ultimate parent corporation and continues the award), if a participant’s employment terminates within 18 months following such Change in Control (or such other period set forth in the award agreement) and under the circumstances specified in the award agreement:

•

options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or if longer the period of time set forth in the award agreement, but in no event beyond the end of the regularly scheduled term of such options or SARs); and

•

the vesting conditions applicable to restricted stock, restricted stock units, and any other stock-based awards outstanding as of the date of such termination of employment shall lapse and the restricted stock, restricted stock units or other stock-based awards shall become free of all restrictions, limitations and conditions and become fully vested.

Termination of Awards.    Award agreements may provide that in the event of a Change in Control, options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefor if the fair market value of one share of stock of the Company as of the date of the Change in Control is equal to or less than the option exercise price per share or the SAR grant price. In addition, the Committee, in its discretion, may determine that, in the event of a Change in Control, each option and SAR outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of stock subject to such option or SAR, an amount equal to the excess of the fair market value of such share of stock immediately prior to the occurrence of such Change in Control over the exercise price per share.

Cancellation of Award; Forfeiture of Gain.    The 2018 Plan provides that the Company may retain the right to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers or any confidentiality obligation with respect to the Company and its affiliates, or otherwise in competition with the Company or its affiliates. In addition, the Company may annul an award if the participant is an employee of the Company or its affiliates and is terminated for Cause as defined in the applicable award agreement or the 2018 Plan.

Adjustments for Changes in Capital Structure.    If the number of outstanding shares of stock of the Company is increased or decreased or the shares of stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, then the number and kind of shares for which grants of awards may be made under the 2018 Plan will be adjusted proportionately by the Company. Any such adjustment in outstanding options or SARs will not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding option or SAR, but will include a corresponding proportionate adjustment in the exercise price per share for such option or SAR.

Summary of U.S. Federal Income Tax Consequences.    The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2018 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option (ISO) qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain, which will be long-term gain only if the shares were held for more than a year following option exercise. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the date of exercise of an ISO is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.

Nonstatutory Stock Options. Options not qualifying as ISOs will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price of the option is no less than the fair market value of the common stock at the time of grant. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date of exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of exercise, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards. A participant acquiring restricted stock generally recognizes income only as such shares of restricted stock vest. Upon vesting, the participant will recognize ordinary income equal to the fair market value of the vested shares at the time of vesting (less the amount, if any, paid by the participant for the vested shares).

However, a participant may elect to recognize ordinary income upon the receipt, not the vesting, of shares of restricted stock in connection with such award, by making an election in accordance with Section 83(b) of the Internal Revenue Code. In this case, the participant recognizes ordinary income in an amount equal to the fair market value of the shares at the time the participant received the shares (less the amount, if any, that the participant paid for the shares).

If the participant is an employee, the ordinary income recognized at the time of vesting, or upon receipt if an “83(b) election” was made, generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the vesting date, or upon receipt if an “83(b) election” was made, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time such income was recognized, except to the extent such deduction is limited by applicable provisions of the Code.

RSU Awards. A participant generally will recognize no income upon the grant of a RSU award. Upon the settlement of such an award, a participant normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date such shares were received will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. If the participant received shares of restricted stock upon the settlement of an RSU award, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”).

Awards to Participants Outside the United States.    The Committee may modify the terms of any award under the 2018 Plan made to a participant who is a resident or primarily employed outside the United States in order that such award will conform to applicable laws and regulations or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions, shall be comparable to the value of such an award to a participant who is resident or primarily employed in the United States.

French Sub-Plan. The 2018 Plan includes special provisions, which are referred to as the French sub-plan, for awards granted to participants who are French resident taxpayers or otherwise subject to the French social security scheme. The purpose of the French sub-plan is to provide favorable income tax and social security tax treatment under French law. In the event of any conflicts between the French sub-plan and another provision of the 2018 Plan, the provisions of the French Sub-plan will control with respect to any awards subject to the French sub-plan. The French Sub-plan became effective upon the approval of the 2018 Plan by our shareholders.

Termination or Amendment.     The 2018 Plan will continue in effect until the date on which all shares available for issuance under the 2018 Plan have been issued and all restrictions on such shares under the terms of the 2018 Plan and the agreements evidencing awards granted under the 2018 Plan have lapsed. In addition, the Board may terminate or amend the 2018 Plan at any time, provided that no amendment may be made without shareholder approval if the Board deems such approval necessary for compliance with any applicable law, regulation or rule. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and in any event, may not adversely affect an outstanding award, without the consent of the participant, unless necessary to comply with any applicable law, regulation or rule. No awards may be granted under the 2018 Plan after June 4, 2028, the tenth anniversary of the date that it was initially approved by the Company’s shareholders.

Nonexclusivity of the Plan.    Neither the approval of the amendment to the 2018 Plan by the Board nor the submission of the amendment to the 2018 Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the 2018 Plan.

New Plan Benefits. No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2018 Plan. At this time, the Company cannot determine the number of shares of common stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, as such grants are subject to the discretion of the Committee. Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program as currently in effect, each non-employee director who is re-elected to the Company’s board of directors at the 2019 annual meeting of shareholders will receive a grant of shares of restricted stock with a fair value of $60,000 as of that date. The Committee determines and approves the equity compensation for the chief executive officer and all other officers.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the 2018 Equity Incentive Plan.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020. Although action by the Company’s shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in evaluating the integrity of Company financial controls and reporting and hereby requests the shareholders to ratify such appointment.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2019 and 2018 are set forth below. The aggregate fees included in the “Audit Fees” category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements.

	2019	2018
Audit Fees	$224,500	$222,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$—	—

Audit Fees for the fiscal years ended January 31, 2019 and 2018 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements. Audit fees for the fiscal year ended January 31, 2019 included fees for professional services relating to the review of the Company’s registration statement on Form S-8.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2019, including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2020 ANNUAL MEETING

The 2020 annual meeting of the shareholders of the Company is scheduled to be held on May 19, 2020, the third Tuesday in May. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting pursuant to Rule 14a-8, the shareholder must submit the proposal to the Company no later than December 27, 2019. Shareholder proposals not requested to be included in the proxy statement pursuant to Rule 14a-8 and director nominations that are to be considered at the 2020 annual meeting must be submitted no earlier than December 21, 2019 and no later than March 20, 2020.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors

Peter M. Rosenblum
Secretary

Appendix A

EXPLANATORY NOTE: This Appendix A contains a copy of the AstroNova, Inc. 2018 Equity Incentive Plan, as proposed to be amended, as described in the proxy statement to which this Appendix A is attached.

AstroNova, Inc.

2018 Equity Incentive Plan

SECTION 1. PURPOSE

This 2018 Equity Incentive Plan (the “Plan”) is intended to promote the best interests of the Company and its shareholders and is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to (a) executives and other key employees of the Company and any other Participating Company (as defined below), (b) Directors, and (c) certain other individuals providing services to the Company and any other Participating Company. The Company intends that this purpose will be effected by providing for Awards in the form of stock and/or stock-based cash awards as provided in the Plan, which afford Participants the opportunity to enhance their own financial interests through the acquisition of shares of Company Stock and participation in the long-term growth and financial success of the Company, thereby strengthening the financial relationship between Participants and Company shareholders. The terms of the Plan shall be interpreted in accordance with this intention.

SECTION 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

“Acquiring Corporation” shall have the meaning set forth in Section 11.1 hereof.

“Award” means any Option, SAR, Restricted Stock Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

“Board” means the Board of Directors of the Company.

“Cashless Exercise” shall have the meaning set forth in Section 6.3 hereof.

“Cause” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, means (x) any material breach by the Participant of any agreement to which the Participant and a Participating Company are both parties, (y) any act or omission to act by the Participant which may have a material and adverse effect on a Participating Company’s business or on the Participant’s ability to perform services for a Participating Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of a Participating Company.

“Change in Control” means:

(a) the acquisition of more than 50% of the beneficial ownership of the combined voting securities of the Company by any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or Director of the Company on the Effective Date of the Plan;

(b) consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, provided that the forgoing shall not apply if the transaction is structured as “merger of equals” and the Board determines that a Change in Control has not occurred;

(c) the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company; or

(d) a change in the composition of the Board during any period of twenty-four months (not including any period prior to the Effective Date of this Plan), such that the individuals who at the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a two-thirds (2/3) of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of “Persons” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board shall not be so considered as a member of the Incumbent Board;

provided, however, that notwithstanding the foregoing, with respect to any Award that is determined to be “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. It is intended that each member of the Committee shall be an Independent Director and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act (or any successor provision), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director.

“Company” means AstroNova, Inc., a Rhode Island corporation, or any successor company thereto.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

“Director” means a member of the Board or of the board of directors of a Participating Company.

“Disability” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, shall have the meaning set forth in Section 409A of the Code, as the same may be amended from time to time. Section 409A of the Code currently defines “Disability” as (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason or any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and the service recipient is receiving income replacement payments for at least three months under a plan covering employees. Notwithstanding the foregoing, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall have the meaning specified in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.

“Effective Date” shall have the meaning set forth in Section 17 hereof.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan; and provided further that for purposes of Section 5.1 hereof, the definition of Participating Company as used above shall be limited to the Company, and any present or future “parent or subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on such national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(b) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.

“Independent Director” means any Director of the Company who shall meet the listing standards relating to independence of NASDAQ or other relevant listing standards. Without limiting the generality of the foregoing, an Independent Director shall not be a current employee of the Company or a member of an “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company.

“NASDAQ” means The NASDAQ Stock Market or any successor thereto.

“Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares having an aggregate Fair Market Value equal to the aggregate exercise price, and at the Company’s discretion the amount of the Participant’s minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Stock after such deductions.

“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

“Option” means any option to purchase Stock granted pursuant to Section 6 hereof.

“Other Stock-Based Award” means any right granted under Section 9 hereof.

“Participant” means any eligible person selected by the Committee to receive an Award under the Plan.

“Participating Company” shall mean the Company, any parent entity that controls the Company or any Subsidiary.

“Plan” means this 2018 Equity Incentive Plan, as amended from time to time.

“Pool” has the meaning set forth in Section 4.1 hereof.

“Prior Plan” shall mean the Company’s 2015 Equity Incentive Plan.

“Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 8 hereof.

“Restricted Stock Award” means an Award of Restricted Stock or a Restricted Stock Unit.

“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 8 hereof.

“Restriction Period” has the meaning set forth in Section 8.1 hereof.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or as a result of a transfer from one Participating Company to another, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service may be deemed, as provided in the applicable Award Agreement, not to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Participating Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Participating Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the date that a Subsidiary for which the Participant performs Service ceases to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 10 hereof.

“Stock Appreciation Right” or “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 hereof to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code or any other entity controlled by or under common control with the Company.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by a Participating Company or with which a Participating Company combines.

“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

“Vesting Conditions” has the meaning set forth in Section 8.1 hereof.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and neuter, as the context requires. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3. ADMINISTRATION

3.1 Administration by the Committee.

The Plan shall be administered by the Committee. If no committee of the Board has been appointed to administer the Plan, the Independent Directors shall exercise all of the powers of the Committee granted herein, and, in any event, the Independent Directors of the Board may, in their discretion, exercise any or all of such powers. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. Without limiting the generality of the foregoing, except as limited by law (including, without limitation, the Rhode Island Business Corporation Act), regulation, the NASDAQ listing rules, or the listing rules of such other national or regional securities exchange or market system constituting the primary market for the Stock, the Committee may delegate its authority to the Chief Executive Officer of the Company hereunder, except that the Committee will not delegate its authority with respect to compensation matters involving any executive officer, as defined under the Exchange Act and in the listing rules of NASDAQ or such other national or regional securities exchange or market system constituting the primary market for the Stock.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units or Performance Shares, or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including, without limitation, with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and/or

(l) to provide for a “clawback” of an Award pursuant to the provisions of Section 14.5 below.

3.4 Minimum Vesting Periods. Notwithstanding Section 3.3(d) above, Awards to Employees (other than Substitute Awards) shall not vest or otherwise become exercisable earlier than one year following the date of grant, subject to accelerated vesting in the Committee’s discretion in the event of the death or Disability of the Participant, special circumstances determined by the Committee, or a Change in Control. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to the grant of up to 5% of the number of shares of Stock available for Awards under Section 4.1 on the Effective Date.

3.5 No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 10 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.6 Deferral Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7 Indemnification. Neither the Board nor the Committee, nor any member of either or officer or employee of a Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as officers or employees of a Participating Company, members of the Board or of the Committee and any officers or employees of the Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

3.8 Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates

SECTION 4. SHARES SUBJECT TO PLAN

4.1 Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of nine hundred fifty thousand (950,000) shares (with the other shares of Stock added pursuant to this Section, the “Pool”). For purposes of this limitation, in respect of any shares of Stock under any Award under the Plan or under any award under the Prior Plan, which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), such Unissued Shares shall be added to the Pool, provided however that the number of Unissued Shares added to the Pool with respect to awards under the Prior Plan shall not exceed 821,637 shares. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market. The class and aggregate number of shares which may be subject to Awards granted under the Plan shall be subject to adjustment as provided in Section 10 hereof.

4.2 Determination of Shares Issued and Issuable. Shares covered by an Award shall be counted as used as of the effective date of the grant. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash in lieu of shares. If any shares covered by an Award granted under the Plan are not earned or purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. Notwithstanding the foregoing, upon the exercise of any Award, to the extent that such Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the shares available under the Plan shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Notwithstanding anything to the contrary in the Plan, in the event that the Company were to repurchase Stock in the open market using Option exercise proceeds, such repurchased Stock will not again become available for issuance under the Plan.

4.3 Substitute Awards. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided in Sections 4.2 above. Additionally, in the event that a company acquired by a Participating Company, or with which a Participating Company combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Sections 4.2 and 4.3 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.4 Source of Shares. The Stock subject to the Awards granted under the Plan shall be shares of the Company’s authorized but unissued Stock or shares of the Stock held in treasury.

SECTION 5. ELIGIBILITY

5.1 Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Companies; provided, however, that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1 hereof.

5.2 Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, the terms “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that no such Award shall vest or become exercisable, and no Stock shall be issued pursuant to such Award, prior to the date on which such person commences Service as an Employee, Consultant or Directors.

5.3 Non-Employee Director Award Limits. No Director who is not also an employee of a Participating Company may be granted any Award or Awards denominated in shares of Stock that exceed in the aggregate $100,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any single fiscal year. The foregoing limit shall not apply to any Award to a Director as all or a portion of Board or committee retainers or meeting fees or pursuant to any election by a Director to receive an Award in lieu of all or a portion of any cash retainers or meeting fees.

SECTION 6. TERMS AND CONDITIONS OF STOCK OPTIONS

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted as a Substitute Award in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall vest and be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, in the event that on the last business day of the term of a Nonstatutory Option (i) the exercise of the Option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of such Nonstatutory Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement in each case to the extent any such extension would not constitute the extension of a stock right under Section 409A of the Code.

6.3 Payment of Exercise Price. Except as otherwise provided in the Option Agreement, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made:

(a) in cash, by check or cash equivalent,

(b) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price,

(c) pursuant to a Net Exercise arrangement, provided, however, that in such event the Committee may exercise its discretion to limit the use of a Net Exercise;

(d) with the consent of the Committee and subject to such procedures as the Committee shall prescribe as a condition of such payment procedure, by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”),

(e) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or

(f) by any combination thereof.

6.4 Effect of Termination of Service. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option, or may agree in writing with respect to an outstanding Option, that the optionee may transfer his Nonstatutory Stock Options, without consideration, to members of his immediate family (as such term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

6.6 Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company or any Subsidiary) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options.

6.7 Annual Directors’ Options. After the Effective Date of the Plan, no awards may be granted to Directors of the Company under Section 6.7 of the Prior Plan.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs shall comply with and be subject to the following terms and conditions:

7.1 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share of a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.2 Exercisability and Term of SARs. SARs shall vest and be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.3 Exercise of SARs. Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments, so long as such payment is made in a manner that complies with Code Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 7, a SAR shall be considered exercised on the date on which the Company receives actual notice of exercise from the Participant.

7.4 Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.5 Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

SECTION 8. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Restricted Stock Awards may be in the form of (a) Restricted Stock, which shall be evidenced by a Restricted Stock Agreement, or (b) a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement. Each such Award Agreement shall specify the number of shares and purchase price per share, if any, of Stock subject to and the other terms, conditions and restrictions of the shares of Stock underlying the Award, of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements shall comply, as applicable, with and be subject to the following terms and conditions:

8.1 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise disposed of other than pursuant to a Change in Control, or as provided in Section 8.4. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.2 Voting Rights; Dividends. Except as provided in this Section 8.2 and Section 8.1, during the Restriction Period applicable to shares subject to a Restricted Stock Award held by a Participant, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that the right to receive or retain any dividends or other distributions shall be subject to Section 14.6. A Participant who is awarded a Restricted Stock Unit shall possess no holder of Stock with respect to such Restricted Stock Award; provided that the Award Agreement may provide for payments in lieu of dividends to such Participant, subject to Section 14.6. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.3 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

8.4 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

SECTION 9. OTHER STOCK-BASED AWARDS

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 8 above.

SECTION 10. CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

10.1 No Limitations on the Company. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.2 Adjustments for Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 5.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option or SAR. The Committee may unilaterally amend the outstanding Awards to reflect the adjustments contemplated by this Section 10.2. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options or SARs to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to such Award.

10.3 Adjustments. Adjustments under this Section 10 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 10.2. This Section 10 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a Change in Control.

SECTION 11. CHANGE IN CONTROL

11.1 Effect of Change in Control on Awards: Assumption or Termination of Awards.

(a) In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under any outstanding Awards or substitute for any of the outstanding Awards substantially equivalent awards. The Acquiring Corporation need not make uniform determinations with respect to any Awards or class of Awards, and it can select the Awards (if any) that it will assume or substitute for, in its sole discretion. For the purposes of this Section 11, an Award shall be considered assumed or substituted for, if following the Change in Control, the Award confers the right to purchase or receive, for each share subject to the Award prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the Acquiring Corporation, the Committee may, with the consent of the Acquiring Corporation, provide that the consideration to be received upon the exercise or vesting of an Award, for each share subject thereto, will be solely common stock of the Acquiring Corporation substantially equal in fair market value to the consideration per share of Stock received by holders of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) In the event that the Acquiring Corporation elects not to assume or substitute for any of the outstanding Awards in connection with a Change in Control, the exercisability and vesting of each such outstanding Award and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The foregoing notwithstanding, any Award Agreement may provide for vesting, settlement or conversion to a Restricted Stock Award upon the consummation of a Change in Control on a basis that is specific to that Award. The exercise or vesting of any Award and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 11.1 and the provisions of the relevant Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Awards which are neither assumed nor substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised (in the case of Options and SARs) nor paid or converted to a Restricted Stock Award as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option or SAR except as otherwise provided in such Award Agreement.

11.2 Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement or a Participant’s effective negotiated employment, change in control, severance or other similar agreement, in the event of a Change in Control in which the Acquiring Corporation assumes or substitutes for an Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with the Acquiring Corporation (or the Company) or a subsidiary thereof terminates within 18 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or if longer, the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Options or SARs), (ii) the Vesting Conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

11.3 Termination of Awards. Notwithstanding anything to the contrary in the foregoing of this Section 11, Options and SARs outstanding as of the date of a Change in Control may be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is equal to or less than the Option exercise price per share of Stock or the SAR grant price. In addition, the Committee, in its discretion, may determine that, if a Change in Control occurs, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of Stock of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

SECTION 12. COMPLIANCE WITH SECURITIES LAW

12.1 General. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 13. TAX WITHHOLDING

13.1 Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by a Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of a Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (unless a higher withholding rate is permissible without adverse accounting consequences).

SECTION 14. RIGHTS AND OBLIGATIONS OF THE PARTIES

14.1 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

14.2 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10 or another provision of the Plan.

14.3 Right of Setoff. A Participating Company may, to the extent permitted by applicable law, deduct from and set off against any amounts such Participating Company may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Participating Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.3.

14.4 Compliance with Section 409A of the Code. Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code and the Treasury Department guidance and regulations issued thereunder (collectively, “Section 409A”) so as to avoid the imposition of any additional taxes or penalties under Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee in order to comply with Section 409A. If any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A), to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to additional tax pursuant to Section 409A.

14.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that if, prior to the occurrence of a Change in Control, there is (i) an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or (ii) the Company is otherwise required by applicable law or Company policy to recoup any portion of an Award otherwise paid or payable hereunder, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that (i) based on the results of the restatement or (ii) due to inaccurate financial data used to determine the payment or vesting of an Award, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

The Company may also retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of a Participating Company or any confidentiality obligation with respect to a Participating Company or otherwise in competition with a Participating Company, to the extent set forth in or specified in such Award Agreement applicable to the Participant. In addition, the Company may annul an Award if the Participant is an employee of a Participating Company and is terminated for Cause.

14.6 Dividends. No recipient of an Award of Options or Stock Appreciation Rights shall have the right to receive dividends or Dividend Equivalents with respect to such Award. Dividends or Dividend Equivalents credited, paid to or payable in connection with an Award that is not yet Vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award Vests.

SECTION 15. MISCELLANEOUS

15.1 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Committee.

15.2 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 15.2 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

15.3 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.4 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.5 Requirements of Law. The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.6 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Rhode Island, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

SECTION 16. TERMINATION OR AMENDMENT OF PLAN

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 10), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

SECTION 17. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective (the “Effective Date”) upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Company in accordance with applicable laws and regulations. No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Plan shall terminate when the total amount of the Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.

SECTION 18. FRENCH SUB-PLAN; FOR INDIVIDUALS WHO ARE FRENCH RESIDENT TAXPAYERS AND/OR SUBJECT TO THE FRENCH SOCIAL SECURITY SCHEME IN FRANCE.

All Awards granted under this Section 18 (also referred to as the “French Sub-plan”) to an Employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this French Sub-plan. The purpose of the French Sub-plan is to grant Awards that qualify for favorable income tax and social security tax treatment under French law. In the event any other provision of the Plan conflicts with a provision of this Section 18, the provision in Section 18 shall control with respect to any Award granted under Section 18. No other Award granted under the Plan shall be subject to the provisions of this Section 18.

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to recipients of Awards hereunder who are residents of France and employed or providing services in France.

Provided that he or she complies with the provisions of the French Sub-plan, recipients of Awards hereunder will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Plan.

18.1 Definitions. The following terms shall have the following meanings for purposes of this French Sub-plan:

(a) “French Award” means, individually or collectively, any Award granted under this Section 18 to Employees who are French resident taxpayers and/or subject to the French social security scheme in France.

(b) “French Option Award” means, individually or collectively, any French Award in the form of an option to purchase shares of Common Stock.

(c) “French Restricted Stock Award” means, individually or collectively, any French Award in the form of Restricted Stock.

(d) “French RSU Award” means, individually or collectively, any French Award in the form of Restricted Stock Units.

(e) “Disability” means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

(f) “Holding Period” means, with respect to any French Award, the holding period described in Section 18.5.

18.2 Eligibility. A French Award under the French Sub-plan may be granted only to an Employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

18.3 Limitation on Grants under the French Sub-Plan. French Awards may not be granted to an Employee who holds more than 10% of the outstanding Stock at the date of grant or an Employee who would hold more than 10% of the outstanding Stock following the French Award grant. Any Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French RSU Awards shall only be in Stock; there shall be no settlement of French RSUs in cash.

18.4 Vesting Periods. Except in the case of the death or Disability of the Employee, no portion of any French Restricted Stock Award or French RSU Award may vest (whether such vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award. The holder of a French Award shall be 100% vested in such French Award in the event his or her employment is terminated by reason of death or Disability, provided, however, that if the vesting of such French Award is based, at least in part, on performance goals, the acceleration, if any, of such performance-based vesting upon such death of Disability shall be determined as set forth in the applicable Award Agreement. In the event of death or Disability, the remaining Stock subject to the Award that have not been issued as of the date the Award holder’s service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the Stock within six months of such termination, and the Holding Period described in Section 18.5 will not apply to such shares, but the blackout restrictions on sale described in Section 18.6 will continue to apply.

18.5 Holding Period. With respect to each French Award, there shall be a one-year period following each vesting date applicable to such French Award, during which the Employee issued such French Award may not sell or loan (i) in the case of a French Restricted Stock Award or French RSU Award, any Stock issued upon the vesting on such vesting date of such French Restricted Stock Award or a French RSU Award, or (ii) in the case of a French Option Award, any Stock acquired upon the exercise of the portion of such French Option Award that vested on such vesting date. This Holding Period will not be applicable for any issued Stock delivered on or following the second anniversary of the date of grant of the French Award, provided, however, that all French Awards shall in any event be subject to any additional holding requirements to the extent set forth in the Plan.

18.6 Restrictions on Sale – Black out Periods. Following the expiration of the Holding Period described in Section 18.5, shares of Stock issued upon the applicable vesting of French Restricted Stock Awards or French RSU Awards or the exercise of the portion of French Option Awards vested upon the applicable vesting may not be sold:

(a) during the then-existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

(b) during the ten stock exchange trading days preceding and following the date on which the Company’s consolidated accounts are made public, or failing that, the annual accounts are published;

(c) between (i) the date on which the Company’s management bodies have knowledge of information which, if made public, could have a significant impact on the price of the Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

(d) if the participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

18.7 Restriction on Sale for Officers and Directors. At the time of the grant of French Awards, the Committee shall, if any of the participants is an officer or director of the Company, either decide that such officer or director cannot sell the Stock received upon vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

18.8 Restrictions on Transfer. Shares of Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have vested in accordance with this French Sub-plan.

18.9 Other Compliance with French Tax and Social Security Law. French Awards granted under the French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards. Except as the Company and recipient agree in writing, the Company shall not modify the terms of a French Award agreement (or this French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Award agreement, this French Sub-plan, and the Plan.

18.10 No Rights as a Shareholder. The holder of a French RSU Award or a French Option Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

18.11 Restrictions on Transfer. Rights granted under the French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

18.12 Data Protection. The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with application French or European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

18.13 Understanding of Terms. Each French Award agreement shall include the following provision:

By signing and returning this document providing for the terms and conditions of the French Award, I confirm having read and understood the documents referenced in this Agreement, including the Award agreement itself and the AstroNova, Inc. 2018 Equity Incentive Plan (including the French sub-plan), which were made available to me in the English language. I accept the terms of those documents accordingly.

En signant et renvoyant le présent document décrivant les termes et conditions de mon attribution, je confirme avoir lu et compris les documents relatifs à cette attribution, à savoir le présent contrat d’attribution et le plan général d’actionnariat salarié de AstroNova, Inc. de 2018, en ce compris son sous plan français, qui m’ont été communiqués en langue anglaise. J’en accepte les termes de ces documents en connaissance de cause.

ANNUAL MEETING OF ASTRONOVA, INC.

Date:	Tuesday, June 4, 2019
Time:	10 A.M. (Eastern Time)
Place:	Offices of Foley Hoag LLP, Seaport West, 155 Seaport Blvd., Boston, MA

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1, for “EVERY YEAR” in proposal 3 and FOR proposals 2, 4 and 5.

1:	To elect six directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified;

Nominees:

(01) Jean A. Bua	(02) Mitchell I. Quain	(03) Yvonne E. Schlaeppi
(04) Harold Schofield	(05) Richard S. Warzala	(06) Gregory A. Woods

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for its 2019 annual meeting of shareholders.	☐	☐	☐
		Every Year	Every 2 Years	Every 3 Years	Abstain
3:	To vote on, on an advisory, non-binding basis, the frequency of future advisory shareholder votes on executive compensation.	☐	☐	☐	☐
		For	Against	Abstain
4:	To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 300,000 shares.	☐	☐	☐
		For	Against	Abstain
5:	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of AstroNova, Inc.

to be held on Tuesday, June 4, 2019

for Holders as of April 12, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/ALOT	866-509-1041

•	Cast your vote online 24 hours a day / 7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day / 7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Jean A. Bua, Mitchell I. Quain, Yvonne E. Schlaeppi, Harold Schofield, Richard S. Warzala and Gregory A. Woods, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each or any of them, to vote all the shares of common stock of AstroNova, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR “EVERY YEAR” IN ITEM 3 AND FOR THE PROPOSALS IN ITEMS 2, 4 and 5. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PROXY TABULATOR FOR ASTRONOVA, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903